Exhibit 99.1

SPACEHAB, Inc 12130 Highway 3, Bldg. 1 Webster, Texas 77598-1504 1.713.558.5000 fax: 1.713.558.5960 www.spacehab.com

FOR IMMEDIATE RELEASE

SPACEHAB ACCEPTS $4.8 MILLION OFFER ON FLORIDA PROCESSING FACILITY

Lease-Back Agreement Ensures Smooth Operations for Space Shuttle Missions

Cape Canaveral, Florida, May 2, 2005 – SPACEHAB, Incorporated (NASDAQ/NMS: SPAB), a leading provider of commercial space services, today announced that it has consummated the sale and lease back of its 58,000 square-foot processing facility in Cape Canaveral, Florida in a transaction with Tamir Silvers LLC valued at $4.8 million.

The SPACEHAB Payload Processing Facility (SPPF), located at 620 Magellan Road on a commercial site just south of Cape Canaveral, Florida, hosts all payload integration activities for the SPACEHAB module and cargo carrier fleet. The Company decided to enter into the sale-lease back transaction in order to further improve liquidity and enhance operating efficiencies.

“This strategically-focused transaction provides us with the flexibility to consolidate or modify our Florida facility operations to reflect support we provide to NASA and other customers as we evolve from space station assembly and resupply efforts to initiatives in support of the Nation’s Vision for Space Exploration,” said Michael E. Kearney, SPACEHAB President and Chief Executive Officer. “In the meantime, SPACEHAB will maintain its payload integration activities at the SPPF and will continue to manage the property.”

“Our Florida team remains focused on supporting NASA with a safe return to flight as we are providing services on four of the next six space shuttle missions,” stated Martin L. McLellan, Vice President of Business Development. SPACEHAB expects no interruption in mission preparations and is actively supporting payload integration and astronaut training activities on upcoming space shuttle missions.

The contract terms are for SPACEHAB to lease 100% of the facility for an initial period of five years, with an option period for an additional five years. Currently SPACEHAB has subleases in place that occupy approximately 20% of the available space with another 20% on hand for prospective tenants.

The SPPF offers Class 100,000 clean room accommodations and all ground support equipment enabling SPACEHAB’s carriers and their payloads to be tested prior to delivery to the nearby Kennedy Space Center for final integration into NASA’s space shuttles. Since 1991 SPACEHAB and astronaut crews have conducted testing and training activities at the SPPF to support 18 prior space shuttle and space station missions with preparations currently underway for missions STS-114 and STS-121.

In the deal negotiated by NAI Realvest Partners, Inc., a fully integrated commercial real estate operating company, Tamir Silvers LLC took ownership on April 25, 2005. Tamir Silvers LLC is a privately-owned investment group located in Southern Florida.

About SPACEHAB, Incorporated

SPACEHAB, Incorporated (www.spacehab.com) is a leading provider of commercial and government space services with three primary business units. The Flight Services business unit develops, owns, and operates habitat and laboratory modules and cargo carriers aboard NASA’s Space Shuttles for Space Station resupply and research purposes. SPACEHAB’s Astrotech subsidiary provides payload processing support services for both commercial and government customers at company-owned facilities in Florida and California. The Company’s Government Services business unit supports NASA’s Johnson Space Center providing configuration management, product engineering, and support services for both the Space Station and Space Shuttle programs. Additionally, through The Space Store, Space Media provides space merchandise to the public and space enthusiasts worldwide (www.thespacestore.com).

The statements in this document may contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, continued government support and funding for key space programs, product performance and market acceptance of products and services, as well as other risk factors and business considerations described in the company’s Securities & Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. The Company assumes no obligation to update these forward-looking statements.

FOR MORE INFORMATION:

Kimberly Campbell

Vice President

Corporate Marketing and Communications

SPACEHAB, Inc.

713.558.5049

campbell@spacehab.com

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